Exhibit 99.1

PRESS RELEASE

NEI / 25 Dan Road Canton, MA / 02021-2817 / telephone: 781 332 1000 / fax: 781 770 2000   www.nei.com

NEI ANNOUNCES FINANCIAL RESULTS FOR THE THIRD FISCAL QUARTER 2010

Revenue Increases 85% Compared to Q3 Fiscal 2009

Third Consecutive Quarter of GAAP Profitability

CANTON, Mass., July 29, 2010 — NEI (Nasdaq: NENG), a leading provider of server-based application platforms, appliances, and lifecycle support services for software developers and OEMs worldwide, today reported financial results for its third fiscal quarter, the period ended June 30, 2010.

Third Quarter Financial Performance

•                  Net revenues were a record $61.6 million, an increase of 12 percent compared sequentially to the $55.0 million in the second fiscal quarter and 85 percent compared to the $33.3 million for the third quarter of the prior fiscal year. The results were below the guidance of $64 to $69 million. The year-over-year increase was primarily due to increased volume from NEI’s two largest customers, while the sequential increase was mostly related to NEI’s largest customer.

•                  Gross profit margin was 11.0 percent of net revenues, within the guidance of 10.5 to 11.5 percent and compared sequentially to 11.8 percent in the second fiscal quarter and compared to 15.1 percent for the third fiscal quarter of the prior year.

•                  Operating expenses were $6.1 million, including $205,000 of stock-based compensation expense and $389,000 of amortization expense, and were within the guidance range of $6.1 million to $6.6 million. Operating expenses compared to $6.3 million in the year-ago third quarter, which included $285,000 of stock-based compensation expense and $439,000 of amortization expense.

•                  Net income on a GAAP basis was $672,000, or $0.01 per share, which included $243,000 of stock-based compensation expense and $389,000 of amortization expense. The results were within guidance of net income of $400,000 to $1.0 million. The net income on a GAAP basis compared to a net loss on a GAAP basis of $(1.2) million, or $(0.03) per share in the third fiscal quarter last year, which included $319,000 of stock-based compensation expense and $439,000 of amortization expense.

•                  Non-GAAP net income, which excludes stock-based compensation, amortization expenses and a tax benefit related to a Net Operating Loss (NOL) carryback, was $1.2 million, or $0.03 per share, within the expected range of non-GAAP profit between $1.0 million and $1.6 million. The non-GAAP net income compared to a non-GAAP net loss of $(485,000), or $(0.01) per share in the third fiscal quarter of 2009.

Greg Shortell, President and Chief Executive Officer of NEI, commented, “The third quarter revenue was a record for NEI, as we delivered an 85% year-over-year increase supported by contribution from design wins secured in the last year. However, customer product transitions, project delays and visibility related to certain customer programs resulted in lower revenues than the guidance we had issued last quarter. Even so, we are pleased with the double-digit year-over-year growth in this record quarter.”

Mr. Shortell continued, “In addition, our gross margin, operating expenses, and net income were all in-line with expectations and we are pleased to be reporting our third consecutive profitable quarter. We continue to deliver solid fundamental execution and remain focused on growing revenue and controlling expenses. The large 2009 design win from our largest customer has been fully integrated, and we are working on prototypes for an additional project with them, as discussed last quarter. We expect this business to be incremental to our revenue, beginning in the next calendar year.”

During the first nine months of fiscal 2010, NEI added 18 new design wins, compared to 28 design wins last year. As a reminder, the Company now tracks design wins as only those with new customers, or with entirely disparate divisions within existing customers. EMC comprised 58 percent of total revenues during the quarter compared to 35 percent in the year ago quarter and Tektronix comprised 20 percent of net revenues during the quarter compared to 11 percent in the year-ago quarter.

Balance Sheet

NEI finished the quarter with $12.7 million in cash and cash equivalents and $48.7 million in working capital. Inventory and accounts receivable levels increased to $24.0 million and $35.7 million compared to $13.1 million and $27.5 million as of September 30, 2009, as the Company integrated the large 2009 design win from its largest customer. NEI also has a $10 million bank credit facility that it has yet to borrow from.

Business Outlook

NEI currently anticipates the following results for its fiscal fourth quarter ending September 30, 2010, based on current forecasts from certain customers and historical trends.

•                  Net revenues in the range of $55 million to $60 million.

•                  Gross profit margin in the range of 10.0 percent to 11.0 percent of net revenues.

•                  Operating expenses between $5.8 million and $6.4 million, including an estimated $205,000 of stock-based compensation expense and amortization expense of $389,000.

•                  Net income (loss) on a GAAP basis in the range of $(300,000) to $300,000.

•                  Net income on a non-GAAP basis in the range of $300,000 to $900,000.

“Our revenue visibility is based on forecasts from our customers and our lower guidance is primarily related to the project-oriented nature of our customers who service the telecommunications market segment and, to a lesser extent, what appears to be some summer seasonality,” stated Doug Bryant, Chief Financial Officer. “Even considering these factors, we are projecting a year-over-year revenue increase of at least 35 percent. Although we expect some choppiness in our revenues, we believe that we will continue to grow revenues and that we have the ability to leverage our existing infrastructure without significant incremental expenditures as annual revenues increase.”

Conference Call Details

In conjunction with this announcement, NEI management will conduct a conference call at 10 a.m. (ET) to discuss the Company’s operating performance. Management also anticipates providing the financial outlook for its quarter ending September 30, 2010. The conference call will be available live via the Internet by accessing the NEI web site at www.nei.com on the investor relations page. Please go to the web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-407-9039 or 1-201-689-8470. For those who cannot access the live broadcast, a replay will be available by dialing 1-877-870-5176 or 1-858-384-5517, and entering the passcode “354097” from three hours after the end of the call until 12 p.m. (ET) on August 5, 2010. The archived webcast will also be available at the NEI web site.

Important Information about Non-GAAP References

References by NEI (the “Company”) to non-GAAP net income or loss and non-GAAP per share information refer to net income or loss or per share information excluding stock-based compensation expense, amortization expense and a one-time federal income tax benefit related to an NOL carryback. GAAP requires that these expenses and charges be included in determining net income or loss and per share information. The Company’s management uses non-GAAP operating expenses, and associated non-GAAP net income or loss (which is the basis for non-GAAP per share information) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of its operating results for a number of reasons.

First, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Second, management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company’s functional organizations since they are episodic in nature and unrelated to its core operating metrics. Lastly, we believe that providing non-GAAP per share information affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.

The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net income or loss should be construed neither as an alternative to GAAP net income or loss or per share information as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with the Company’s reported GAAP results.

About NEI

NEI is a leading provider of server-based application platforms, appliances and lifecycle support services for software developers and OEMs worldwide. Through its comprehensive suite of services that include solution design, integration control, support and other value-added service capabilities, NEI enables customers to more effectively deploy, manage, service and support their solutions. Founded in 1997, NEI is headquartered in Canton, Massachusetts and trades on the NASDAQ exchange under the symbol NENG. For more information about NEI’s products and services, visit www.nei.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the Company’s future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses, amortization expense, net income (loss), profitability and any other statements about the Company’s management’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company’s most recent Annual Report on Form 10-K for the year ended September 30, 2009 and the most recent Form 10-Q for the quarter ended March 31, 2010 under the section “Risk Factors” as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The Company assumes no obligations to update the information included in this press release.

NEI

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

Net revenues	$61,582	$33,329	$160,664	$108,025
Cost of revenues	54,833	28,292	141,357	91,612

Gross profit	6,749	5,037	19,307	16,413

Operating expenses:
Research and development	1,745	1,644	5,012	4,739
Selling and marketing	1,858	2,039	5,676	6,240
General and administrative	2,145	2,222	6,365	6,572
Amortization of intangible asset	389	439	1,167	1,317

Total operating expenses	6,137	6,344	18,220	18,868

Income (loss) from operations	612	(1,307)	1,087	(2,455)
Interest and other (expense) income, net	(36)	64	(44)	76

Income (loss) before income taxes	$576	$(1,243)	$1,043	$(2,379)
Provision for (benefit from) income taxes	(96)	—	(63)	—

Net income (loss)	$672	$(1,243)	$1,106	$(2,379)

Net income (loss) per share - basic	$0.02	$(0.03)	$0.03	$(0.06)
Net income (loss) per share - diluted	$0.01	$(0.03)	$0.03	$(0.06)

Shares used in computing basic net income (loss) per share	42,555	42,764	42,210	43,026
Shares used in computing diluted net income (loss) per share	45,369	42,764	43,922	43,026

The amounts in the table above include employee stock-based compensation as follows (in thousands):

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

Cost of revenues	$38	$34	$115	$109
Research and development	40	58	129	200
Selling and marketing	78	75	247	213
General and administrative	87	152	346	477

	$243	$319	$837	$999

NEI

Non-GAAP Financial Measures and Reconciliations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

GAAP net income (loss)	$672	$(1,243)	$1,106	$(2,379)
Amortization of intangible asset	389	439	1,167	1,317
Stock-based compensation	243	319	837	999
Benefit from income taxes	(125)	—	(125)	—

Non-GAAP net income (loss)	$1,179	$(485)	$2,985	$(63)

GAAP basic net income (loss) per share	$0.02	$(0.03)	$0.03	$(0.06)
Amortization of intangible asset	0.01	0.01	0.03	0.03
Stock-based compensation	0.01	0.01	0.02	0.02
Benefit from income taxes	(0.00)	—	(0.00)	—

Non-GAAP basic net income (loss) per share	$0.03	$(0.01)	$0.07	$(0.01)

GAAP diluted net income (loss) per share	$0.01	$(0.03)	$0.03	$(0.06)
Amortization of intangible asset	0.01	0.01	0.03	0.03
Stock-based compensation	0.01	0.01	0.02	0.02
Benefit from income taxes	(0.00)	—	(0.00)	—

Non-GAAP diluted net income (loss) per share	$0.03	$(0.01)	$0.07	$(0.01)

Shares used in computing GAAP and non-GAAP basic net income (loss) per share	42,555	42,764	42,210	43,026

Shares used in computing GAAP and non-GAAP diluted net income (loss) per share	45,369	42,764	43,922	43,026

NEI

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	September 30,
	2010	2009
ASSETS

Current assets:

Cash and cash equivalents	$12,715	$21,039
Accounts receivable, net	35,717	27,479
Taxes receivable	142	—
Refundable acquisition consideration	—	3,629
Inventories	23,981	13,078
Prepaid expenses and other current assets	1,706	1,521

Total current assets	74,261	66,746

Property and equipment, net	1,601	1,622
Intangible asset	6,962	8,128
Other assets	245	174

Total assets	$83,069	$76,670

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$16,021	$14,200
Accrued liabilities	4,841	4,150
Deferred revenue	4,691	4,233

Total current liabilities	25,553	22,583

Deferred revenue	3,103	2,517

Total liabilities	28,656	25,100

Stockholders’ equity:
Common stock	479	471
Treasury stock	(5,019)	(4,842)
Additional paid-in capital	198,617	196,711
Accumulated deficit	(139,664)	(140,770)

Total stockholders’ equity	54,413	51,570

Total liabilities and stockholders’ equity	$83,069	$76,670

NEI

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$672	$(1,243)	$1,106	$(2,379)
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	623	663	1,864	1,997
Stock-based compensation	243	319	837	999
Other adjustments	(1)	133	(41)	165
Changes in operating assets and liabilities	(5,625)	2,334	(15,881)	10,443

Net cash (used in) provided by operating activities	(4,088)	2,206	(12,115)	11,225

Net cash (used in) provided by investing activities	(277)	(309)	2,944	(853)
Net cash provided by (used in) financing activities	942	(512)	847	(655)

Net (decrease) increase in cash and cash equivalents	(3,423)	1,385	(8,324)	9,717
Cash and cash equivalents, beginning of period	16,138	18,335	21,039	10,003

Cash and cash equivalents, end of period	$12,715	$19,720	$12,715	$19,720